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                                                                   Exhibit 21.


                                KCS ENERGY, INC.


LIST OF WHOLLY-OWNED SUBSIDIARIES


                          KCS Resources, Inc.
                          KCS Pipelines Systems, Inc.
                                  Enercorp Gas Marketing, Inc.
                          KCS Energy Risk Management, Inc.
                          National Enerdrill Corporation
                          Proliq, Inc. (Formerly Utility Propane Company)
                                  KCS Energy Marketing, Inc.
                          KCS Power Marketing, Inc.
                          KCS Michigan Resources